SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported)     April 23, 1997

                         BARRETT BUSINESS SERVICES, INC.
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                  (Exact name of registrant as specified in its charter)



           Maryland                      0-21886               52-0812977
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 (State or other jurisdiction       (Commission File          (IRS Employer
       of incorporation)                 Number)           Identification No.)



  4724 SW Macadam Avenue, Portland, Oregon                             97201
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code     (503) 220-0988


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Item 5.     Other Events.

            On April 23, 1997, Barrett Business Services, Inc. reported that its farm and forest labor contractor license was reinstated by the State of Oregon. An administrative law judge has withdrawn the final order on default of April 4, 1997 entered by the Oregon Bureau of Labor and Industries. The judge's ruling will allow Barrett to present its case at a hearing to evaluate the merits of the State's administrative complaint.

            Barrett had reported on April 8, 1997 that its farm and forest labor contractor license had been revoked by the State of Oregon through a default judgment and an assessment of $488,000 in civil penalties. The State alleged certain deficiencies related to written documentation evidencing that the terms and conditions of employment and workers' rights and remedies had been properly communicated to employees.

            Accompanying this report as Exhibit 99 is a copy of the news release, dated April 23, 1997 in which Barrett announced the reinstatement of its farm and forest labor contractor license through the withdrawal of the final order on default of April 4, 1997 entered by the Oregon Bureau of Labor and Industries.



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



Item 7.     Financial Statements and Exhibits.

            (c)   Exhibits
                     Exhibit 99 News Release of Barrett Business Services, Inc. dated April 23, 1997



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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


DATED:  April 24, 1997              Barrett Business Services, Inc.


                                    By:   /s/ Michael D. Mulholland
                                          Michael D. Mulholland
                                          Vice President - Finance







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                                  EXHIBIT INDEX


   Exhibit

     99           News Release of Barrett Business
                  Services, Inc. dated April 23, 1997






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